As filed with the Securities and Exchange Commission on April 30, 2019

Investment Company Act File No. 811-7885

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 34

☒

(Check appropriate box or boxes)

Quantitative Master Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code) (800) 441-7762

John M. Perlowski

55 East 52nd Street

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

John A. MacKinnon, Esq.	Benjamin Archibald, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, NY 10019-6018	New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand alone document.

PART C. OTHER INFORMATION

Item 28.	Exhibits	C-1

Item 29.	Persons Controlled by or under Common Control with Registrant	C-3

Item 30.	Indemnification	C-3

Item 31.	Business and Other Connections of Manager	C-4

Item 32.	Principal Underwriters	C-5

Item 33.	Location of Accounts and Records	C-6

Item 34.	Management Services	C-6

Item 35.	Undertakings	C-6

*	Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Quantitative Master Series LLC (the “Master LLC” or the “Registrant”) is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company. Master Small Cap Index Series (the “Series”) is a series of the Master LLC. The Series is classified as diversified under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There can, of course, be no assurance that the investment objective of the Series can be achieved. The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with the most recently effective Post-Effective Amendment to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), that relates to and includes the prospectuses and the statement of additional information of iShares Russell 2000 Small-Cap Index Fund (the “Russell 2000 Small-Cap Index Fund”), a series of the Corporation (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of Russell 2000 Small-Cap Index Fund.

As of April 30, 2019, the Corporation consists of two series: Russell 2000 Small-Cap Index Fund and iShares MSCI EAFE International Index Fund. Russell 2000 Small-Cap Index Fund invests all of its investable assets in interests in the Series and may be referred to herein as a “Fund.” Russell 2000 Small-Cap Index Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

To the extent that information concerning the Series and/or the Master LLC is incorporated by reference and the Corporation has filed, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to Russell 2000 Small-Cap Index Fund’s prospectuses or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Russell 2000 Small-Cap Index Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively. From time to time, the Series may have one or more feeder funds that is not Russell 2000 Small-Cap Index Fund.

PART A

APRIL 30, 2019

Item 5.	Management

(a) Investment Manager

The Series’ investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Series’ sub-adviser is BlackRock Fund Advisors (“BFA”).

(b) Portfolio Managers

The persons listed below serve as portfolio managers for the Series:

Name	Since	Title
Alan Mason	2014	Managing Director of BlackRock, Inc.
Greg Savage, CFA	2012	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2016	Managing Director of BlackRock, Inc.
Amy Whitelaw	2019	Managing Director of BlackRock, Inc.
Rachel Aguirre	2016	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the “1933 Act”. Investments in the Series may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Series. However, because the Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Series.

The Series reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.	Tax Information

The Series has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Series’s existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes. Whether the Series is a partnership or disregarded as a separate entity it will generally not be subject to U.S. federal income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies and Related Risks.

Investment Objective. The investment objective of the Series is to match the performance of the Russell 2000® Index (the “Russell 2000” or the “Underlying Index”) as closely as possible before the deduction of Series expenses.

There can be no assurances that the investment objective of the Series will be achieved.

Principal Investment Strategies. Outlined below are the principal investment strategies the Series uses in seeking to obtain its investment objective.

The Series will not attempt to buy or sell securities based on the economic, financial or market analysis of the Manager, but will instead employ a “passive” investment approach. This means that the Manager will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 2000 before deduction of expenses. The Series will buy or sell securities only when the Manager believes it is necessary to do so in order to match the performance of the Russell 2000. Accordingly, it is anticipated that the Series’ portfolio turnover rate and trading costs will be lower than those of an “actively” managed fund. However, the Series has operating and other expenses, while an index does not. Therefore, the Series will tend to underperform its target index to some degree over time.

The Series will be substantially invested in securities in the Russell 2000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 2000. This policy is a non-fundamental policy of the Series and may not be changed without 60 days’ prior notice to interestholders. The Series may change its target index if the Manager believes a different index would better enable the Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of the Series may be changed without interestholder approval.

Description of the Benchmark Index

The Series’ benchmark index is the Russell 2000.

The Russell 2000 is composed of the common stocks of approximately the 1,001st through the 3,000th largest U.S. companies by market capitalization, as determined by Russell Investments (“Russell” or the “Index Provider”). The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Russell’s selection of a stock for the Russell 2000 does not mean that Russell believes the stock to be an attractive investment. Russell updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the applicable Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

The Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series may invest in a statistically selected sample of the stocks included in the Russell 2000 and in derivative instruments linked to the Russell 2000. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

Other Strategies Applicable to the Series. In addition to the main strategies discussed above, the Series also invests or engages in the following investments/strategies:

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Borrowing — The Series may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions, subject to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

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Depositary Receipts — The Series may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Series may invest in unsponsored depositary receipts.

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Derivatives — The Series may invest in derivative instruments. The Series may at times invest a significant portion of its assets in futures contracts and other derivatives linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the applicable index quickly and at less cost than buying or selling stocks. The Series will invest in futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities’ weightings in the target index. The Series may use derivatives for hedging purposes, including anticipatory hedges, and to seek to enhance returns.

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Illiquid Investments — The Series may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Series reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

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Investment Companies — The Series has the ability to invest in other investment companies, such as exchange-traded funds (“ETFs”), unit investment trusts, and open-end and closed-end funds. The Series may invest in affiliated investment companies, including affiliated money market funds and affiliated ETFs.

•	“New Issues” — The Series has the ability to invest in “new issues.” “New issues” are initial public offerings (“IPOs”) of equity securities.

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Real Estate Investment Trusts (“REITs”) — The Series may invest in REITs. REITs are companies that own interests in real estate or in real estate-related loans or other interests and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

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Repurchase Agreements — The Series may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

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Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include Rule 144A securities, which are privately placed securities that can be resold to qualified institutional buyers but not to the general public, and securities of U.S. and non-U.S. issuers that are offered pursuant to Regulation S under the Securities Act of 1933, as amended.

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Securities Lending — The Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Short-Term Money Market Instruments — The Series may invest in short-term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity funds. To the extent the Series invests in short-term money market instruments, it will generally also invest in futures or other derivatives in order to maintain full exposure to the index at all times.

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When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction.

INVESTMENT RISKS

This section contains a discussion of the general risks of investing in the Series. As with any fund, the value of the Series’ investments - and therefore the value of the Series’ interests - may fluctuate. These changes may occur because a particular stock or bond market in which the Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Series management may select securities that underperform the markets, the relevant index or other funds with similar investment objectives and investment strategies. If the value of the Series’ investments goes down, you may lose money.

As with any fund, there can be no guarantee that the Series will achieve its investment objective or that the Series’ performance will be positive for any period of time. An investment in the Series is not an investment in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

Principal Risks of Investing in the Series. Set forth below are the principal risks of investing in the Series:

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Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Series could decline if the financial condition of the companies the Series invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

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Index Fund Risk — An index fund has operating and other expenses while an index does not. As a result, while the Series will attempt to track the Russell 2000 as closely as possible, it will tend to underperform the index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

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Index-Related Risk — The Series seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the Underlying Index as published by the Index Provider. There is no assurance that the Index Provider or any agents that may act on its behalf will compile the Underlying Index accurately, or that the Underlying Index will be determined, composed or calculated accurately. While the Index Provider provides descriptions of what the Underlying Index is designed to achieve, neither the Index Provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Underlying Index or its related data, and they do not guarantee that the Underlying Index will be in line with the Index Provider’s methodology. BlackRock’s mandate as described in this prospectus is to manage the Series consistently with the Underlying Index provided by the Index Provider to BlackRock. BlackRock does not provide any warranty or guarantee against the Index Provider’s or any agent’s errors. Errors in respect of the quality, accuracy and completeness of the data used to compile the Underlying Index may occur from time to time and may not be identified and corrected by the Index Provider for a period of time or at all, particularly where the indices are less commonly used as benchmarks by funds or managers. For example, during a period where the Underlying Index contains incorrect constituents, the Series would have market exposure to such constituents and would be underexposed to the Underlying Index’s other constituents. Such errors may negatively or positively impact the Series and its interestholders. Interestholders should understand that any gains from Index Provider errors will be kept by the Series and its interestholders and any losses or costs resulting from Index Provider errors will be borne by the Series and its interestholders.

Apart from scheduled rebalances, the Index Provider or its agents may carry out additional ad hoc rebalances to the Underlying Index in order, for example, to correct an error in the selection of index constituents. When the Underlying Index is rebalanced and the Series in turn rebalances its portfolio to attempt to increase the correlation between the Series’ portfolio and the Underlying Index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Series and its interestholders. Unscheduled rebalances to the Underlying Index may expose the Series to additional tracking error risk, which is the risk that the Series’ returns may not track those of the Underlying Index. Therefore, errors and additional ad hoc rebalances carried out by the Index Provider or its agents to the Underlying Index may increase the costs to and the tracking error risk of the Series.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Series invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Series management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Passive Investment Risk — Because BlackRock does not select individual companies in the index that the Series tracks, the Series may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

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Small Cap Securities Risk — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Series’ investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well-known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer-term view.

Other Risks of Investing in the Series. The Series may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Series interests and in the return on the Series’ portfolio. Borrowing will cost the Series interest expense and other fees. The costs of borrowing may reduce the Series’ return. Borrowing may cause the Series to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Concentration Risk — The Series reserves the right to concentrate its investments (i.e., invest 25% or more of its total assets in securities of issuers in a particular industry) to approximately the same extent that the Underlying Index concentrates in a particular industry. To the extent the Series concentrates in a particular industry, it may be more susceptible to economic conditions and risks affecting that industry.

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Cyber Security Risk — Failures or breaches of the electronic systems of the Series, the Series’ adviser, distributor, and other service providers, or the issuers of securities in which the Series invests have the ability to cause disruptions and negatively impact the Series’ business operations, potentially resulting in financial losses to the Series and its interestholders. While the Series has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Series cannot control the cyber security plans and systems of the Series’ service providers or issuers of securities in which the Series invests.

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Depositary Receipts Risk — Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. In addition to investment risks associated with the underlying issuer, depositary receipts expose the Series to additional risks associated with the non-uniform terms that apply to depositary receipt programs, credit exposure to the depository bank and to the sponsors and other parties with whom the depository bank establishes the programs, currency risk and the risk of an illiquid market for depositary receipts. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts.

•	Derivatives Risk — The Series’ use of derivatives may increase its costs, reduce the Series’ returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Series’ use of derivatives may reduce the Series’ returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Series’ use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Illiquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Series to sell or otherwise close a derivatives position could expose the Series to losses and could make derivatives more difficult for the Series to value accurately. The Series could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Series’ derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Series to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Series to potential losses that exceed the amount originally invested by the Series.

Hedging Risk — When a derivative is used as a hedge against a position that the Series holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Series’ hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Series realizes from its investments. As a result, a larger portion of the Series’ distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Code. If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Series with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Series. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in through 2020. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Series, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Series of trading in these instruments and, as a result, may affect returns to investors in the Series.

Future regulatory developments may impact the Series’ ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Series itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Series to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Series’ ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Series

Swaps — Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Series has entered into the swap will default on its obligation to pay the Series and the risk that the Series will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Series’ obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Series to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Series and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

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Expense Risk — Series expenses are subject to a variety of factors, including fluctuations in the Series’ net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Series’ net assets decrease due to market declines or redemptions, the Series’ expenses will increase as a percentage of Series net assets. During periods of high market volatility, these increases in the Series’ expense ratio could be significant.

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Illiquid Investments Risk — The Series’ illiquid investments may reduce the returns of the Series because it may be difficult to sell the illiquid investments at an advantageous time or price. An investment may be illiquid due to, among other things, the lack of an active trading market. To the extent that the Series’ principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Series will tend to have the greatest exposure to the risks associated with illiquid investments. Liquid investments may become illiquid after purchase by the Series, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Series is forced to sell these investments to meet redemption requests or for other cash needs, the Series may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Series, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Indexed and Inverse Securities Risk — Indexed and inverse securities provide a potential return based on a particular index of value or interest rates. The Series’ return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Series’ investment in such instruments may decline significantly in value if interest rates or index levels move in a way Series management does not anticipate.

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Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including ETFs, are subject to market and selection risk. In addition, if the Series acquires shares of investment companies, including ones affiliated with the Series, interestholders bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers). To the extent the Series is held by an affiliated fund, the ability of the Series itself to hold other investment companies may be limited.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Series to greater risk and increase its costs. As an open-end investment company registered with the Securities and Exchange Commission (the “SEC”), the Series is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Series must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Series to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Series’ portfolio will be magnified when the Series uses leverage.

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“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Series. However, there is no assurance that the Series will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Series is able to do so. In addition, as the Series increases in size, the impact of IPOs on the Series’ performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Series may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

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REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume, may engage in dilutive offerings of securities and may be more volatile than other securities. REIT issuers may also fail to maintain their exemptions from investment company registration or fail to qualify for the “dividends paid deduction” under the Internal Revenue Code, which allows REITs to reduce their corporate taxable income for dividends paid to their shareholders. Ordinary REIT dividends allocated to a Feeder Fund and distributed to the Feeder Fund’s shareholders will generally be taxable as ordinary income and will not constitute “qualified dividend income.” However, for tax years beginning after December 31, 2017 and before January 1, 2026, a non-corporate taxpayer who is a direct REIT shareholder may claim a 20% “qualified business income” deduction for ordinary REIT dividends, and proposed regulations issued in January 2019, on which taxpayers may currently rely, permit a regulated investment company to report dividends as eligible for this deduction to the extent the regulated investment company’s income is derived from ordinary REIT dividends (reduced by allocable regulated investment company expenses). A shareholder in a Feeder Fund may treat the dividends as such provided the Feeder Fund and the shareholder in the Feeder Fund satisfy applicable holding period requirements.

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Repurchase Agreements Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, the Series may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Series may lose money.

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Restricted Securities Risk — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Series from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Series may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Series may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Series.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Series may lose money and there may be a delay in recovering the loaned securities. The Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a Feeder Fund.

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Short Sales Risk — Because making short sales in securities that it does not own exposes the Series to the risks associated with those securities, such short sales involve speculative exposure risk. The Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the security sold short. The Series will realize a gain if the security declines in price between those dates. As a result, if the Series makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Series will be able to close out a short sale position at any particular time or at an acceptable price. Although the Series’ gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Series may also pay transaction costs and borrowing fees in connection with short sales.

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Valuation Risk — The price the Series could receive upon the sale of any particular portfolio investment may differ from the Series’ valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Series, and the Series could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Series’ ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Series may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization, and Capital Structure.

(a)(1) Manager

BlackRock manages all of the Series’ investments subject to the oversight of the Board of Directors of the Master LLC (the “Board of Directors” or the “Board”). While the Manager is ultimately responsible for the management of the Series, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Manager was organized in 1994 to perform advisory services for investment companies. BFA, the sub-adviser of the Series and an affiliate of the Manager, is a registered investment adviser organized in 1984. The Manager and its affiliates had approximately $6.515 trillion in investment company and other portfolio assets under management as of March 31, 2019.

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Series’ assets estimated to be attributable to investments in other equity and fixed-income mutual funds and ETFs managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Series.

BlackRock has voluntarily agreed to waive its management fees by the amount of investment advisory fees the Series pays to BlackRock indirectly through its investment in affiliated money market funds.

The Master LLC, on behalf of the Series, has entered into an agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives compensation paid on a monthly basis for its services to the Series. Under the Management Agreement, the Master LLC pays the Manager a fee based on the Series’ average daily net assets, shown below:

Name of Series	Contractual Management Fee Rate[1]	Management Fee Rate For the Fiscal Year Ended December 31, 2018 (reflects fee waiver where) applicable)[2]
Master Small Cap Index Series[3]	0.01%	0.01%

[1]	Excluding any fee waivers and reimbursements which may have been applicable.
[2]	BlackRock may waive a portion of the Series’ management fee in connection with the Series’ investment in an affiliated money market fund.
[3]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of the Series and the Feeder Funds, if any, under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.07% of the Series’ average daily net assets through April 30, 2021. This agreement may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Series.

The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BFA under which the Manager pays BFA for services it provides for that portion of the Series for which BFA acts as sub-advisor under the Sub-Advisory Agreement a fee equal to a percentage of the management fee paid to the Manager under the Management Agreement.

For a discussion of the basis for the Board’s most recent approval of the Management Agreement and the Sub-Advisory Agreement of the Series, please see the Series’ semi-annual shareholder report for the period ended June 30, 2018.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)) and their directors, officers and employees and of The PNC Financial Services Group, Inc. (which, through a subsidiary, has a significant economic interest in BlackRock, Inc.) and its subsidiaries (each with The PNC Financial Services Group, Inc., an “Entity” and collectively, the “Entities”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Series and its interestholders.

BlackRock, its Affiliates and the Entities provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Series. BlackRock, its Affiliates and the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Series. BlackRock or one or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, market maker, trader, prime broker, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Series may directly or indirectly invest. Thus, it is likely that the Series will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from, entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. Specifically, the Series may invest in securities of, or engage in other transactions with, companies with which an Affiliate or an Entity has developed or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments or other interests. The Series may also invest in issuances (such as structured notes) by entities for which an Affiliate or an Entity provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Series also may invest in securities of, or engage in other transactions with, companies for which an Affiliate or an Entity provides or may in the future provide research coverage. An Affiliate or Entity may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Series or who engage in transactions with or for the Series, and may receive compensation for such services. The Series may also make brokerage and other payments to Entities in connection with the Series’ portfolio investment transactions. BlackRock or one or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Series and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Series. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Series and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Series and may result in BlackRock or an Affiliate or an Entity having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Series.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Series. As a result, an Affiliate may compete with the Series for appropriate investment opportunities. The results of the Series’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Series could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Series may, from time to time, enter into transactions in which BlackRock or an Affiliate or an Entity or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BlackRock, its Affiliates or Entities may adversely impact the Series. Transactions by one or more clients or BlackRock, its Affiliates or Entities or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Series. The Series’ activities may be limited because of regulatory restrictions applicable to BlackRock, one or more Affiliates or Entities and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, the Master LLC, on behalf of the Series, has retained BlackRock Institutional Trust Company, N.A., an Affiliate of BlackRock, to serve as the securities lending agent for the Series to the extent that the Series participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Series, including a fee based on the returns earned on the Series’ investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates or Entities may be among the entities to which the Series may lend its portfolio securities under the securities lending program.

The activities of BlackRock, its Affiliates and Entities and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Series and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the SAI for further information.

Anti-Money Laundering Requirements. The Master LLC is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Master LLC is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master LLC reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master LLC to verify their identity. The Master LLC also reserves the right to redeem any amounts in the Master LLC from persons whose identity it is unable to verify on a timely basis. It is the Master LLC’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

Blackrock Privacy Principles. BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a) (2) Portfolio Managers

The Series is managed by a team of financial professionals. Information about Alan Mason, Greg Savage, CFA, Jennifer Hsui, CFA, Amy Whitelaw, and Rachel Aguirre, the portfolio managers of the Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Alan Mason	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2014	Managing Director of BlackRock, Inc. since 2009; Managing Director of Barclays Global Investors (“BGI”) from 2008 to 2009; Principal of BGI from 1996 to 2008.

Greg Savage, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2012	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. in 2009; Principal of BGI from 2007 to 2009; Associate of BGI from 1999 to 2007.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2006 to 2009.

Amy Whitelaw	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2019	Managing Director of BlackRock, Inc. since 2013; Director of BlackRock, Inc. from 2009 to 2012; Principal of BGI from 2000 to 2009.

Rachel Aguirre	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2016	Managing Director of BlackRock, Inc. since 2018; Director of BlackRock, Inc. from 2012 to 2017; Vice President of BlackRock, Inc. from 2009 to 2011; Principal and Portfolio Manager of BGI from 2005 to 2009.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Series interests, please see Part B of this Registration Statement.

From time to time a manager, analyst or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Series are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Series.

(a)(3) Legal Proceeding.

Legal Proceedings. On May 27, 2014, certain investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. In the lawsuit, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, the plaintiffs allege that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. On June 13, 2018, the court granted in part and denied in part the Defendants’ motion for summary judgment. On July 25, 2018, the plaintiffs served a pleading that supplemented the time period of their alleged damages to run through the date of trial. The lawsuit seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants beginning twelve months preceding the start of the lawsuit with respect to each of Global Allocation and Equity Dividend and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the lawsuit are without merit. The trial on the remaining issues was completed on August 29, 2018. On February 8, 2019, the court issued an order dismissing the claims in their entirety. On March 8, 2019, the plaintiffs provided notice that they are appealing both the February 8, 2019 post-trial order and the June 13, 2018 order partially granting Defendants’ motion for summary judgment.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Master LLC or Series (as the case may be), in the assets of the Master LLC or Series available for distribution to investors.

Effective June 15, 2007, the Master LLC was reorganized into a Delaware limited liability company. The Master LLC consists of one series, which is included in this Registration Statement. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Series (as the case may be). Investors in the Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Series. The Master LLC reserves the right to create and issue interests in additional Series.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Series of the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Series of the Master LLC in accordance with its pro rata interests in the Series.

Except as set forth below, investments in the Master LLC may not be transferred except with the prior written consent of all of the Directors and all of the remaining investors in the Master LLC, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in the Series on any day on which the New York Stock Exchange (the “Exchange” or “NYSE”) is open at net asset value.

Item 11.	Shareholder Information.

Pricing of Interests in the Master LLC

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. The Series values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Series’ approved independent third-party pricing services, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Series may hold or transact in such securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Foreign securities owned by the Series may trade on weekends or other days when the Series does not price its shares. As a result, the Series’ net asset value may change on days when you will not be able to purchase or redeem the Series’ shares.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Series’ interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, the Series’ investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies, and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Series’ assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Series. For instance, significant events may occur between the foreign market close and the close of business on the Exchange that may not be reflected in the computation of the Series’ net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Series’ pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Series’ net asset value.

The Series may accept orders from certain authorized financial intermediaries or their designees. The Series will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Series after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Series may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Series. However, because the Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Series.

The Series reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Interests in the Master LLC

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in the Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. Investments in the Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and the remaining investors in the Master LLC.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another open-end BlackRock-advised fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in Part B of this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. Part B of this Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

If the Master LLC pays redemption proceeds by transferring portfolio securities in-kind to a Feeder Fund, the Feeder Fund may pay transaction costs to dispose of the securities, and the Feeder Fund may receive less for them than the price at which they were valued for purposes of redemption.

Dividends and Distributions; Tax Consequences

The Series has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Series would be disregarded as an entity separate from that Feeder Fund.

Whether the Series is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Series’ Feeder Funds will take into account its allocable share of the Series’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Feeder Fund’s share of the Series’s income and assets.

It is intended that the Series’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a RIC, assuming that the Feeder Fund invests all of its investable assets in the Series and the Feeder Fund meets all other requirements for such qualification not within the control of the Series.

Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

Item 12.	Distribution Arrangements.

Multiple Class and Master/Feeder Funds

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “ Account Information — Master/Feeder Structure.”

Distribution and Sales Load

Investments in the Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of the Series is determined on each day the Exchange is open for trading. The Master LLC’s sole placement agent is BlackRock Investments, LLC (the “Placement Agent”).

PART B

APRIL 30, 2019

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series LLC, dated April 30, 2019, as it may be revised from time to time (the “Master LLC’s Part A”).

Item 14.	Cover Page and Table of Contents

Quantitative Master Series LLC (the “Master LLC”) currently consists of one series, which is included in this Registration Statement: Master Small Cap Index Series (the “Series”).

This Registration Statement has been prepared as a single document consisting of parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained, without charge, by calling the Master LLC at 1-800-441-7762, or by writing to Quantitative Master Series LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”) that relates to and includes the prospectuses and the statement of additional information of iShares Russell 2000 Small-Cap Index Fund (the “Russell 2000 Small-Cap Index Fund”), a series of the Corporation (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation and Part B of the BlackRock Registration Statement is the statement of additional information of the Corporation.

To date, the Corporation consists of two series: Russell 2000 Small-Cap Index Fund and iShares MSCI EAFE International Index Fund. Russell 2000 Small-Cap Index Fund invests all of its investable assets in interests in the Series of the Master LLC and may be referred to herein as a “Fund.” Russell 2000 Small-Cap Index Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

The Master LLC incorporates by reference the information included on the cover page of the statement of additional information relating to Russell 2000 Small-Cap Index Fund, as amended, revised or supplemented from time to time (the “SAI”).

A consolidated table of contents for this Registration Statement is included on page 2 of the Master LLC’s Part A.

Item 15.	Master LLC History

The Master LLC was organized as a Delaware statutory trust on August 28, 1996 under the name Merrill Lynch Index Trust. On August 2, 1999, the Master LLC was renamed Index Master Series Trust and on December 21, 1999 was renamed Quantitative Master Series Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Quantitative Master Series LLC. The Series is a series of the Master LLC. Eight other series have been liquidated: Master Core Bond Enhanced Index Series; Master Enhanced International Series; Master Enhanced Small Cap Series; Master Mid Cap Index Series; Master S&P 500 Index Series; Master Enhanced S&P 500 Series; Master International Index Series; and Master Extended Market Index Series.

Item 16.	Description of the Series and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

INVESTMENTS AND RISKS. The Master LLC incorporates by reference the information concerning the Series’ additional investment strategies, risks and restrictions (including information on the Interfund Lending Program, under which the Series has the ability to borrow or lend for temporary purposes) from the following sections of the SAI: “Part I: Investment Objectives and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A.”

PORTFOLIO HOLDINGS INFORMATION. The Master LLC incorporates by reference the information concerning the Series’ policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Part II: Selective Disclosure of Portfolio Holdings.”

Item 17.	Management of the Registrant

The following information supplements and should be read in conjunction with Item 10 of the Master LLC’s Part A.

The Master LLC incorporates by reference the information concerning the management of the Master LLC and the Series from the following sections of the SAI: “Part I: Information on Directors and Officers,” “Part I: Management, Advisory and Other Service Arrangements” and “Part II: Management and Other Service Arrangements.” The Board of Directors of the Master LLC has responsibility for the overall management and operations of the Series. The Board of Directors of the Master LLC has the same co-chairs and the same committee structure as the Board of Trustees of the Corporation.

COMPENSATION OF DIRECTORS. The Master LLC incorporates by reference the information concerning the compensation of the Directors of Master LLC from the following section of the SAI: “Part I: Information on Directors and Officers – Compensation of Directors.”

CODES OF ETHICS. The Master LLC has the same code of ethics as the Corporation. The Master LLC incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Part II: Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. The Master LLC incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policies.”

Item 18.	Control Persons and Principal Holders of Securities.

The following table sets forth control persons and principal holders of interests of the Series as of April 1, 2019.

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)

Small Cap Index Series	BlackRock Small Cap Index Lifepath Fund 100 Bellevue Parkway Wilmington, Delaware 19809	26.76%	26.76%	Beneficial

	iShares Russell 2000 Small-Cap Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	73.24%	73.24%	Beneficial

[1]	Reflects either direct ownership of the Series, or indirect ownership through one of the Series’ owners.

Except as set forth in the table above, no entity or individual owned between 5% and 25% of the outstanding interests of any Series as of April 3, 2019.

The jurisdiction of organizations listed above that are deemed “control persons” of a Series is set forth below:

Entity	Jurisdiction
BlackRock Index Funds, Inc.	Maryland

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Series or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the interestholders of separate Series vote together; they generally vote separately by Series on other matters.

As of April 8, 2019, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Series. As of December 31, 2018, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of the Series’ investment adviser, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to the Series by BlackRock Advisors, LLC (the “Manager”) is incorporated herein by reference from the Prospectuses and from the sub-section entitled “Management, Advisory and Other Service Arrangements” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI of the BlackRock Funds III Feeder Fund

Item 19(a)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

SAI: Part I: Management, Advisory and Other Services

SAI: Part II: Management and Other Service Arrangements

Item 19(i)	SAI: Part I: Management, Advisory and Other Service Arrangements

Item 20.	Portfolio Managers

The Master LLC incorporates by reference the information concerning the portfolio managers for the Series from the following section of the SAI: “Part I: Management, Advisory and Other Service Arrangements – Information Regarding the Portfolio Managers.”

Item 21.	Brokerage Allocation and Other Practices.

The Master LLC incorporates by reference the information describing the Series’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following sections of the SAI: “Part I: Portfolio Transactions and Brokerage” and “Part II: Portfolio Transactions and Brokerage.”

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”) that establishes the Master LLC, a Delaware limited liability company, the Directors are authorized to issue interests in each series of the Master LLC, including the Series. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series. Upon liquidation or dissolution of the Series, investors are entitled to share in proportion to their investment in the Series’ net assets available for distribution to its investors. Interests in the Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Series generally may not be transferred.

Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in the Series or in the Master LLC, as the case may be. Investors in the Master LLC, or in the Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

The Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in the Series, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders of the interests of the Series. The Master LLC shall be dissolved upon the dissolution of the last remaining series.

The LLC Agreement provides that obligations of the Master LLC and the Series are not binding upon the Directors individually but only upon the property of the Series and that the Directors will not be liable for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the LLC Agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The LLC Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, its Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC consists of one series. The Master LLC reserves the right to create and issue interests in a number of additional series. As indicated above, Holders of each series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all series vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a series, the Holders of such series are entitled to share in proportion to their investment in the net assets of such series available for distribution to Holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 in Part A.

(a) Purchase of interests

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master LLC may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of the Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The aggregate net asset value of the Series is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Series is computed by deducting the amount of the Series’ total liabilities from the value of its total assets. Expenses, including the fees payable to the Manager, are accrued daily.

Each investor in the Master LLC, including each Feeder Fund, may add to or reduce its investment in the Series on each day the Exchange is open for trading. The value of each investor’s interest in the Series will be determined after the close of business on the Exchange by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Series. The close of business of the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor’s interest in the Series after the close of business of the Exchange or the next determination of net asset value of the Series. For further information concerning the Series’ net asset value, and the valuation of the Series’ assets, see the Master LLC’s Part A.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor, including any Feeder Fund, to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of interestholders of the Series. Investments in the Series may not be transferred without the prior written consent of all of the Directors and all of the remaining interestholders.

The Master LLC, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series interestholders in extraordinary or emergency circumstances.

(b)	Fund Reorganizations. Not applicable.

(c)	Offering Price.

Valuation. The Master LLC incorporates by reference information concerning the Series’ and the Master LLC’s pricing of interests from the following section of the SAI: “Part II: Pricing of Shares – Determination of Net Asset Value.”

(d)	Redemptions In Kind.

Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time.

(e)	Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not applicable.

Item 24.	Taxation of the Master LLC

The Series has more than one Feeder Fund and is treated as a non-publicly traded partnership under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Series had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), the Series’s existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes.

Whether the Series is a partnership or disregarded as a separate entity, it will not generally be subject to any U.S. federal income tax. Each of the Series’ Feeder Funds will take into account its allocable share of the Series’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Series’s income and assets.

It is intended that the Series’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a RIC, assuming that the Feeder Fund invests all of its investable assets in the Series and the Feeder Fund meets all other requirements for such qualification not within the control of the Series.

Certain transactions of the Series are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of a Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Series purchases shares of an investment company (or similar investment entity) organized under foreign law, each of its Feeder Funds, by virtue of owning such Series’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). A Feeder Fund, even if it is a RIC, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s PFIC shares had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case a Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Series is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Series generally will be determined at the Series level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Series’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Series level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Series elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Series in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a RIC, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on RICs making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Series’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in a Feeder Fund and the Series.

Item 25.	Underwriters.

Effective October 1, 2008, exclusive placement agent for the Master LLC is BlackRock Investments, LLC (the “Placement Agent”), an affiliate of the Manager, with offices at 40 East 52nd Street, New York, NY 10022. Prior to October 1, 2008, FAM Distributors, Inc. and BlackRock Distributors, Inc. acted as co-placement agents for the Master LLC. Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and the similar organizations and entities may continuously invest in the Master LLC.

Item 26.	Calculation of Performance Data.

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Accordingly, the Master LLC will not advertise the Series’ performance. However, certain of the Master LLC’s Holders may from time to time advertise their performance, which will be based upon the Master LLC’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Series on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Annual, average annual, annualized and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of interests outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per interest on the last day of the period.

Item 27.	Financial Statements.

The audited financial statements, including the report of the independent registered public accounting firm, of the Series for the fiscal year ended December 31, 2018 are incorporated in this Part B by reference to the 2018 Annual Report of Russell 2000 Small-Cap Index Fund. You may request copies of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits

Exhibit Number	Description
1(a)	Declaration of Trust of Registrant.(1)

1(b)	Certificate of Trust.(1)

1(c)	Amendment to Declaration of Trust.(2)

1(d)	Amendment No. 2 to Declaration of Trust.(4)

1(e)	Certificate of Amendment to Certificate of Trust.(4)

1(f)	Amendment No. 3 to Declaration of Trust.(5)

1(g)	Certificate of Amendment to Certificate of Trust.(5)

1(h)	Amendment No. 4 to Declaration of Trust.(6)

1(i)	Amendment No. 5 to Declaration of Trust.(11)

1(j)	Amendment No. 6 to Declaration of Trust.(11)

1(k)	Certificate of Conversion Converting Quantitative Master Series Trust to Quantitative Master Series LLC.(12)

1(l)	Certificate of Formation of Quantitative Master Series LLC.(12)

1(m)	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(12)

2	Amended and Restated By-Laws of Registrant.(14)

3	Copies of instrument Defining Rights of Interestholders. Incorporated by reference to Exhibits 1 and 2 above.

4(a)	Form of Investment Management Agreement between Registrant and BlackRock Advisors, LLC.(3)

4(b)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Fund Advisors with respect to Master Small Cap Index Series.(16)

5	Not required pursuant to Form N-1A General Instructions Section B(2)(b).

6	Not applicable.

7	Master Custodian Agreement with State Street Bank and Trust Company.(13)

8(a)	Form of Placement Agency Agreement with BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(14)

8(b)	Form of Eighth Amended and Restated Expense Limitation Agreement by and among Registrant, BlackRock Index Funds, Inc. and BlackRock Advisors, LLC.(10)

8(c)	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(15)

8(d)	Administration and Fund Accounting Services Agreement between the Registrant and State Street Bank and Trust Company.(8)

8(e)	Form of Fourth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A.(9)

9	Not required pursuant to Form N-1A General Instructions section B(2)(b).

10	Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	Not required pursuant to Form N-1A General Instructions section B(2)(b).

12	None.

13	Not applicable.

14	Not applicable.

15(a)	Code of Ethics of BlackRock Advisors, LLC.(7)

15(b)	Code of Ethics of Registrant.(17)

15(c)	Code of Ethics of BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(7)

(1)	Filed on October 29, 1996 as an Exhibit to Registrant’s initial Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 811-7885) (the “Registration Statement”).
(2)	Filed on February 3, 1997 as an Exhibit to Amendment No. 1 to the Registration Statement.
(3)	Filed on April 30, 2007 as an Exhibit to Amendment No. 18 to the Registration Statement.
(4)	Filed on August 2, 1999 as an Exhibit to Amendment No. 4 to the Registration Statement.
(5)	Filed on December 22, 1999 as an Exhibit to Amendment No. 6 to the Registration Statement.
(6)	Filed on October 11, 2000 as an Exhibit to Amendment No. 8 to the Registration Statement.
(7)

Incorporated by reference to an Exhibit to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Advantage U.S. Total Market Fund, Inc. (f/k/a BlackRock Value Opportunities Fund, Inc.) (File No. 2-60836), filed on July 28, 2014.

(8)	Incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File Nos. 333-124463), filed on February 28, 2019.
(9)	Incorporated by reference to Exhibit 8(l) to Post-Effective Amendment No. 923 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on January 25, 2019.
(10)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 736 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on September 28, 2017.
(11)	Filed on April 30, 2003 as an Exhibit to Amendment No. 13 to the Registration Statement.

(12)	Filed on April 29, 2008 as an Exhibit to Amendment No. 19 to the Registration Statement.
(13)	Incorporated by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 28, 2019.
(14)	Filed on May 1, 2009 as an Exhibit to Amendment No. 20 to the Registration Statement.
(15)	Incorporated by reference to Exhibit 8(i) of Post-Effective Amendment No. 947 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed April 29, 2019.
(16)	Filed on April 30, 2018 as an Exhibit to Amendment No. 33 to the Registration Statement.
(17)

Incorporated by reference to Exhibit (p)(1) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds II, Inc. (File No. 333-224376), filed on July 2, 2018.

Item 29.	Persons Controlled by or under Common Control with Registrant.

The Registrant is not controlled by or under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain Investment Company Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company or the Series against any liability to the Company or the Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or the Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Manager to the Company or the Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Manager.

(a) BlackRock Advisors, LLC was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 31 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b) BlackRock Fund Advisors (“BFA”). The information required by this Item 31 about officers and directors of BFA, together with information as to any other business profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedule A and D of Form ADV, filed by BFA pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-22609).

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

FDP Series, Inc.

FDP Series II, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Advantage U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock Health Sciences Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s)	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, and Chief Executive Officer	None
Christopher J. Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Operating Officer and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Blair Alleman	Managing Director	None
Michael Bishopp	Managing Director	None
Thomas Callahan	Member, Board of Managers, and Managing Director	None
Samara Cohen	Managing Director	None
John Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Paul Lohrey	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Katrina Gil	Director	None
Chris Nugent	Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Lourdes Sanchez	Vice President	None
Lita Midwinter	Anti-Money Laundering Officer	None
Zach Buchwald	Member, Board of Managers	None
Sarah Melvin	Member, Board of Managers	None
Richard Prager	Member, Board of Managers	None
Gerald Pucci	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(c) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(d) BlackRock Fund Advisors, 400 Howard Street, San Francisco, California 94105 (records relating to its functions as sub-adviser).

(e) State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts, 02111 (records relating to its functions as accounting services agent and custodian).

Item 34.	Management Services.

Other than as set forth under the captions “Management, Organization, and Capital Structure” and “Management of the Registrant” in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on April 30, 2019.

QUANTITATIVE MASTER SERIES LLC
(REGISTRANT) ON BEHALF OF MASTER SMALL CAP INDEX SERIES

By:	/s/ JOHN M. PERLOWSKI
(John M. Perlowski,
President and Chief Executive Officer)